UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2018

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 20, 2018, the General Motors Company (the “Company”) Board of Directors approved a plan to accelerate the Company’s transformation for the future (the “Plan”). The Plan is expected to strengthen the Company’s core business, capitalize on the future of personal mobility, and drive significant cost efficiencies, and it consists, in relevant part, of (i) restructuring the Global Product Development Group, (ii) realigning current manufacturing capacity and utilization, and (iii) reducing salaried and contract staff and capital expenditures. These actions are expected to be substantially completed by the end of 2019.

The Company expects to record pre-tax charges of $3.0 billion to $3.8 billion related to these actions, including up to $1.8 billion of non-cash accelerated asset write-downs and pension charges, and up to $2.0 billion of employee-related and other cash-based expenses. The majority of these charges will be considered special for EBIT-adjusted, EPS diluted-adjusted and Adjusted automotive free cash flow purposes. The majority of these charges will be incurred in the fourth quarter of 2018 and first quarter of 2019, with some additional costs incurred through the remainder of 2019. The Company expects the vast majority of these cash payments to be paid by the end of 2020.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on forward-looking statements. Statements including words such “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions may be used to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties, and actual events or results may differ materially from these statements. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the Plan as planned, whether the expected amount of the charges associated with the Plan will exceed the Company’s projections, and whether the Company will be able to realize the full amount of estimated savings from the Plan. Readers should also consult the other “risk factors” found in our Annual Report on Form 10-K for the year-ended December 31, 2017 and our subsequent filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

By:	/s/ Rick E. Hansen
Rick E. Hansen
Assistant General Counsel and Corporate Secretary

Date: November 26, 2018